Incoming, Inc. 8-K/A

Exhibit 3.1

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
Entity #: E0938562006-9 Document Number: 20060822651-32 Date Filed: 12/22/2006 2:44:16 AM In the office of

Articles of Incorporation (PURSUANT TO NRS 78)

Dean Heller Secretary of State

	Important. Read attached instructions before completing form.		ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	INCOMING, INC.
2.	Resident Agent Name and Street Address: (check only one box)	STATE AGENT AND TRANSFER SYNDICATE, INC. Name 112 NORTH CURRY STREET Street Address	CARSON CITY City	NEVADA	89703-4934 Zip Code

		Optional Mailing Address	City	State	Zip Code
3.	Shares:
	(number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 Par value: $ .001	Number of shares without par value:
4.	Names & Addresses, of Board of Directors/Trustees: (each Director/Trustee must	1. MR. YURY NESTEROV Name 112 NORTH CURRY STREET Street Address	CARSON CITY City	NEVADA State	89703-4934 Zip Code
be a natural person at least
	18 years of age; attach	2.
	additional page if more than	Name
two directors/trustees)
		Street Address	City	State	Zip Code

3.
Name

		Street Address	City	State	Zip Code
5.	Purpose: (Optional see instructions)	The purpose of this Corporation shall be;
6.	Names, Address and Signature of Incorporator, (attach additional page if more than one incorporator)	Tristin Alishio for State Agent and Transfer Syndicate, Inc.
		Name	Signature

		112 NORTH CURRY STREET	CARSON CITY	NV	89703-4934
		Address	City	State	Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
12/22/06 Date
Authorized Signature of R. A. or On Behalf of R. A. Company

This form must be accompanied by appropriate fees See attached fee schedule	NUMBER OF PAGES ATTACHED	I
Nevada Secretary of State NRS 78 Articles
Revised: 3-10-11

Addendum to the

ARTICLES OF INCORPORATION

OF

INCOMING, INC.

PARAGRAPH THREE
SHARES

The amount of the total authorized capital of this corporation is $75,000 as 75,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

PARAGRAPH EIGHT
ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

PARAGRAPH NINE
AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.